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 The Right Leadership and The Right Strategy To Increase Stockholder Value (April 2017)

 All statements other than historical facts contained in this presentation, including statements regarding our future financial results and position, business policy and plans, objectives of management for future operations and our intentions and ability to pay dividends and complete any share repurchases, are forward-looking statements that are subject to material risks and uncertainties. The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in Citi Trends filings with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets, the ability to anticipate and respond to fashion trends and the outcome of our current proxy fight and any other actions of activist stockholders. Any forward-looking statements by the Company with respect to the Company’s intention to declare and pay dividends, repurchase shares pursuant to the share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this presentation or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

 1. Executive Summary 2. We Successfully Transformed Our Strategy in Response to Changes in Our Business 3. Citi Trends Has Delivered Superior Returns Under Our Current Strategic Plan 4. Our Management and Board are Committed to Excellent Corporate Governance 5. Macellum’s Proposals and Nominees Would Not Enhance Stockholder Value 6. The Right Team and Strategy to Continue Delivering Superior Long-term Returns Appendix

 Citi Trends began a strategic pivot in 2012 which, under Ed Anderson’s leadership, has dramatically improved our performance over the last five years •Our business model now is no longer comparable to what it was ten years ago. Significant changes in the retail environment and the branded urban apparel market forced significant strategic adaptation on our part •Our stockholders are better off for it. Amid a difficult environment for small-cap specialty apparel retailers, Citi Trends has delivered superior 3-and 5-year total stockholder returns as compared to our peers and our sector benchmark •In the process, we developed a strong, deep management team, as evidenced by the recent promotions of Bruce Smith to acting CEO and Brian Lattman and Christina Short to General Merchandise Managers •As our turnaround progressed, we freshened our Board with new, highly-qualified independent directors. Macellum’s nominees offer no relevant experience, skills or perspectives that are not already well-represented in the boardroom •Our recent dividend increase and share buyback program build on the steps we took in 2015 to begin returning capital to stockholders and demonstrate the Board’s strong determination to drive stockholder value

 150.0% 130.0% 110.0% 90.0% Total Stockholder Return Relative to Peers and Index(1) Citi TrendsProxy Peer MedianS&P 600 Retailing 3-Year 5-Year Citi Trends 7.4% 50.3% Proxy Peer Median(2) (52.4%) (34.3%) S&P 600 Retailing (14.7%) 25.1% 70.0% 50.0% 30.0% 10.0% (10.0%) (30.0%) (50.0%) Mar-12Sep-12Mar-13Sep-13Mar-14Sep-14Mar-15Sep-15Mar-16Sep-16Mar-17 1.As of March 8, 2017 and includes price change and reinvested cash dividends 2.CTRN 2017 proxy peers (approved by board in August 2016) include FIVE, BKE, CATO, CBK, DEST, DXLG, BOOT, HIBB, TLYS, FRAN, GMAN,

 •When we began our strategic pivot, we focused on cutting capital expenditures and conserving cash •From 2012 to 2016, as a result, we generated $145.3 million of cash from operations and produced $74.9 million in free cash flow after capital expenditures. When conditions permitted, we re-launched a new store growth program with attractive returns on capital •Having achieved stability in the business, –In 2015 we began returning excess cash to stockholders, initiating a regular dividend and completing a $15 million share buyback –In 2017 we enhanced our capital return program – while ensuring adequate reserves to fund growth initiatives and meet other contingencies – by o Increasing the regular dividend 33% o Initiating an additional $25 million share buyback o Committing to return to stockholders excess cash over an $80 million minimum balance

 •Citi Trends has long been committed to ongoing, constructive dialogue with its stockholders •When we were first approached by Macellum this February, we took this same open, collaborative approach. Macellum demanded the Board add two new directors, including its own CEO •The current Board is comprised of highly qualified individuals with compelling backgrounds in retail merchandising, operations and finance. The Board is also, however, always willing to consider adding qualified individuals who can help drive long-term stockholder value. Over the past two months we made five settlement offers: –We proposed promptly adding two additional independent, well-qualified directors not affiliated with Macellum, but who were mutually-agreeable to both Macellum and the Board –Even after Macellum filed its preliminary contested proxy, we again proposed a settlement in which we would promptly appoint two new directors from a list provided by Macellum (but not otherwise affiliated with Macellum), so long as they satisfied the Company’s corporate governance guidelines •Macellum has rejected every overture we have made, insisting that its CEO be appointed to the board at any cost while also refusing even to make its nominees available for standard vetting by our Nominating and Corporate Governance Committee

 1. Executive Summary 2. We Successfully Transformed Our Strategy in Response to Changes in Our Business 3. Citi Trends Has Delivered Superior Returns Under Our Current Strategic Plan 4. Our Management and Board are Committed to Excellent Corporate Governance 5. Macellum’s Proposals and Nominees Would Not Enhance Stockholder Value 6. The Right Team and Strategy to Continue Delivering Superior Long-term Returns Appendix

 •Leading retailer of off-price, urban fashion apparel with $700 million in sales •Shopping environment and merchandise tailored to a large, core customer base focused on trend setting fashions with a greater propensity to purchase apparel –70% African American –$20k to $40k in median household income •Differentiated merchandise, including both apparel and non-apparel, for the entire family –Ladies’, children’s and men’s apparel: 64% of sales –Accessories (including footwear) and home products: 36% of sales •Off-price current fashions and national leading brands that are 20% to 70% below mall and specialty store prices •538 store locations in 31 states •Market capitalization: ~$266 million (NASDAQ: CTRN)(1) 1.As of April 21, 2017

 Citi Trends has evolved through three distinct phases as a company since its initial public offering on May 18, 2005 IPO – December 2009 January 2010 – December 2011 January 2012 – Present Urban Apparel Retailer Focused on Urban Brands • Ed Anderson as CEO • Successful IPO in May 2005 • Rapid growth supported by strong Urban Branded Apparel Rapid Decline • CTRN comparable store sales, gross margin and EBITDA decline precipitously Turnaround and Major Strategy Shift Focused on Unbranded Urban Fashions • CTRN Board reacted quickly and effectively  popularity of urban brands • David Alexander named CEO in 2009 • Elizabeth Feher joined as CMO in 2008 Ed Anderson returned as CEO  Jason Mazzola hired as CMO • CTRN effectively reinvents itself at a time of rapid change in the retail landscape • New positioning as an urban fashion, off-price retailer with offerings in both apparel and non-apparel TSR: 97.3% TSR: (68.2%) TSR: 99.1%

 •Formanyyears,CitiTrendsexecutedahighlysuccessfulstrategy basedon providing value-priced urban branded apparel to its core base of lower income African American consumers –Citi Trends was capitalizing on the growth of key urban brands such as Roca Wear, Apple Bottoms, Dereon, South Pole and Baby Phat, among others, by offering these brands at prices lower than “full-price” competitors –These brands were often founded and backed by popular music or pop culture celebrities and were considered the cutting edge of fashion by Citi Trends’ core customers –During this period, Citi Trends sourced much of its apparel directly from these brands through a combination of off-price purchases and large volume purchases placed well in advance of the particular selling season

 Beginning in mid-2010 and accelerating into 2011, the major urban brands became more mainstream and lost their fashion relevance with African American consumers Citi Trends Urban Brand Sales Trend ($mm)Citi Trends 2010 Top 5 Urban Brand Sales ($mm) $284$276$267 46%43% 41% $207 33% $173$163$154 26%24%22% 2010 2011 2012 2013 2014 2015 2016 $ Dec. % Dec. Roca Wear $61 $66 $58 $36 $21 $8 $7 ($54) (88%) Apple Bottoms 27 26 21 7 3 2 2 (24) (91%) Dereon 26 17 4 0 0 0 1 (25) (96%) Southpole 22 16 5 4 4 2 2 (20) (91%) Baby Phat 21 13 11 3 1 1 2 (18) (88%) Total $156 $138 $99 $51 $28 $14 $15 ($141) (91%) Total Branded SalesBranded as a % of Total Sales

 Citi Trends Quarterly Comp Store Sales 10% 1% (1%) (4%) (7%) (6%)(5%) (4%) Citi Trends Annual Gross MarginCiti Trends Annual Adjusted EBITDA 38.4% $51,979 34.4% 34.8% $13,478 $20,338 201020112012 201020112012

 •Our Board reacted decisively and successfully to this change in the external environment –In 2012 Ed Anderson returned as CEO and Jason Mazzola was hired as Chief Merchant –Citi Trends implemented two key changes in merchandise strategy: o Within apparel, the Company shifted to a non-branded strategy stressing private label off-price urban fashion apparel The key to this strategy was to buy close-out and over-run merchandise opportunistically at very low prices from a wide variety of vendors much closer to the selling season This approach enabled Citi Trends to offer more current fashion at lower prices the customer desired o In addition, we substantially increased our emphasis on sales of non-apparel categories such as accessories and home goods

 Our strategy to grow sales of the non-apparel categories of accessories (including footwear) and home products has contributed positively to revenue growth and diversification Accessories & Home ($ in millions) $300 $250 $200 $150 $134 $166 $181 $219 $232 $250 70% 60% 50% 40% $100 $50 $0 21% 25%29% 33%34%36% 30% 20% 10% 0% 201120122013201420152016 Accessories & Home SalesAccessories & Home Sales - % of Total

 Our new merchandising strategies have been a vital factor in driving significant increases in total customer transactions and units sold, as well as improving gross margins significantly due to reduced markdowns Customer Transactions & Total Units Sold (mm) Gross Margin and Markdown Trends 84.8 87.6 95.0 37.6% 39.0% 38.4% 77.3 75.6 16.6% 36.6% 22.322.4 24.5 25.1 25.9 34.8% 13.6% 11.4% 10.2%10.0% 20122013201420152016 Unit SalesCustomer Transactions 20122013201420152016 MarkdownsGross Margin

 •We have effectively managed our cost structure despite a generally sluggish retail environment for apparel and significant wage cost pressures from minimum wage legislation and wage increases implemented by other retailers, including much larger companies •We have maintained store-level labor expenses at approximately 11% through over 80 separate cost management initiatives implemented over the past five years •Similarly, corporate expenses have been maintained at approximately 7% over the last five years Store Level Payroll & Corporate Expenses (% of Net Sales) 11.2%11.6%10.8%11.0%11.4% 6.7%7.3% 7.9%7.4%6.9% 20122013201420152016 Store Level Payroll ExpensesCorporate Expenses

Successful Implementation of Efficiency Programs

- Continuous focus on improvement and process optimization to help offset store wage pressure
- Over 80 ongoing or executed cost saving initiatives since 2011

Year	Initiative	Description	Dollar Savings
2013	Revision to Store-Level Opening/Closing POS Procedures	• Improved POS system and reduced paperwork requirements at the store-level	Annual: ~$2 million
2014	Streamline Markdown Process	• Implemented "rifle approach vs shotgun approach" to executing markdowns • Eliminated stores having to make excessive number of scans of product not being impacted by a markdown	Annual: ~$2 million
2016	Insourced Store Video Monitoring	• Eliminated costly outsourced video monitoring, while improving our loss prevention video monitoring service levels • Combined this effort with the consolidation of Loss Prevention, Internal Audit and Sales Audit to better identify and focus on risk areas	Annual: $325k, plus much-improved loss prevention monitoring
2017	Tellermate Rollout	• Rollout money weighing machines to reduce the amount of time to count money	Annual: $250k

18

 Gross Margin 426 Citi Trends 362 bps increase since 2012 182 284 362 - - Proxy Peer Mean 214 bps decrease since 2012 (27) (97) (138) (214)

 Adjusted EBITDA Margin Citi Trends 212 bps increase since 2012 157 315 212 37 - - Proxy Peer Mean 324 bps decrease since 2012 (31) (137) (198) (324)

 Inventory Turns Citi Trends 0.2x turns increase since 2012 0.3x 0.2x 0.2x 0.0x Proxy Peer Mean 0.5x turns decrease since 2012 0.0x (0.1x) (0.4x) (0.4x) (0.5x) (0.6x) 20122013201420152016 NOTE: CTRN 2017 proxy peers (approved by Board in August 2016) include FIVE, BKE, CATO, CBK, DEST, DXLG, BOOT, HIBB, TLYS, FRAN, NWY,

 •Increase sales of ladies apparel –Active initiative to upgrade fashion content of ladies apparel in order to become a fashion destination for the Company’s core women customers –In August 2016, hired Brian Lattman as the new Merchandise Manager for the ladies apparel business with 25 years of apparel experience, including 13 years of retail experience with Norstan Apparel (Fashion Cents) as well as experience in apparel wholesale and internet businesses •Improve merchandise planning and allocation systems to drive increased sales per square foot, improve gross margins and further reduce markdowns –In 2014-2015, the Company implemented a new inventory planning system, which allowed for planning inventory by class, weather zone and store, by season and by month –In mid-2017, the Company will begin implementing enhancements to our inventory planning and allocation systems to improve store plans by using merchandise division, department and class information for each store •Continue to expand sales of non-apparel categories such as accessories and home products –Citi Trends is targeting a merchandise mix that is 50% apparel and 50% non-apparel •Open additional new stores with high returns on capital

 •In2015webeganreturningexcesscashtostockholders,initiatingaregular dividend and completing a $15 million share buyback •In2017weenhancedourcapitalreturnprogram–whileensuringadequate reserves to fund growth initiatives and meet other contingencies – by –Increasing the regular dividend 33% –Initiating an additional $25 million share buyback –Committing to return to stockholders excess cash over an $80 million minimum balance

Since Shifting Our Strategy, Most of Our 2012 Proxy Peers Have Substantially Declined, Gone Bankrupt or Been Sold

CTRN 2012 Proxy Peers	Total Stockholder Return (3/8/2012 - 3/8/2017)
Body Central	Declared Bankruptcy in 2015
The Wet Seal	Declared Bankruptcy in 2015
PacSun	Declared Bankruptcy in 2016
bebe stores	(92.0%)
Stage Stores	(82.0%)
Destination Maternity	(68.4%)
The Buckle	(46.1%)
Christopher & Banks	(35.2%)
Zumiez	(34.3%)
New York & Company	(31.5%)
Destination XL Group[1]	(24.6%)
The Finish Line	(24.0%)
The Cato Corporation	7.7%
Hot Topic	Acquired by Sycamore Partners in 2013
Jos. A. Bank Clothiers	Acquired by Men's Wearhouse in 2014
rue 21	Acquired by Apax Partners in 2013
Citi Trends	**50.3%**

Relevant Bankruptcies / Liquidations in Our Sector

2017
Bebe Stores[2]
Payless
Rue21[3]

2016
Aéropostale
Joyce Leslie
PacSun

2015
Body Central
Deb Shops
Simply Fashion
Wet Seal

2014
Ashley Stewart
Conway / CW Price
dELiA*s
Dots
Love Culture

1. Formerly Casual Male Retail Group
2. Recently announced plan to liquidate all merchandise and inventory and close all stores by the end of May 2017.
3. Recently announced plan to close 400 stores. Per media reports the company has reached forbearance agreements with lenders and is facing default on some of its debt (Source: Reuters, http://www.reuters.com/article/us-rue21-bankruptcy-idUSKBN1782C9)

24

CITI TRENDS

 1. Executive Summary 2. We Successfully Transformed Our Strategy in Response to Changes in Our Business 3. Citi Trends Has Delivered Superior Returns Under Our Current Strategic Plan 4. Our Management and Board are Committed to Excellent Corporate Governance 5. Macellum’s Proposals and Nominees Would Not Enhance Stockholder Value 6. The Right Team and Strategy to Continue Delivering Superior Long-term Returns Appendix

 150.0% 130.0% 110.0% 90.0% Total Stockholder Return Relative to Peers and Index(1) Citi TrendsProxy Peer MedianS&P 600 Retailing 3-Year 5-Year Citi Trends 7.4% 50.3% Proxy Peer Median(2) (52.4%) (34.3%) S&P 600 Retailing (14.7%) 25.1% 70.0% 50.0% 30.0% 10.0% (10.0%) (30.0%) (50.0%) Mar-12Sep-12Mar-13Sep-13Mar-14Sep-14Mar-15Sep-15Mar-16Sep-16Mar-17 1.As of March 8, 2017 and includes price change and reinvested cash dividends 2.CTRN 2017 proxy peers (approved by board in August 2016) include FIVE, BKE, CATO, CBK, DEST, DXLG, BOOT, HIBB, TLYS, FRAN, GMAN,

Macellum's Various Peer Groups Are Not Comparable to Our Business

× Macellum compares us to the S&P 500 Retailing Index

- 32 **large-cap** companies
- Average mkt cap(1): **~$38 billion**
- Includes the largest global internet retailers and massive integrated retailers

✓ We believe the S&P 600 Retailing Index is a more relevant benchmark

- 43 **small-cap** companies
- Average mkt cap(1): **~$960 million**
- Primarily traditional brick and mortar specialty retailers (e.g. Cato, Francesca's and Finish Line)

	amazon	priceline.com	NETFLIX	tripadvisor	Expedia	TARGET	BEST BUY	LOWE'S	THE HOME DEPOT
Mkt Cap(1):	$ ~429bln	$~86bln	$~61bln	$~6bln	$~18bln	$~30bln	$~16bln	$~72bln	$~180bln

How are these relevant to us for comparison purposes?

1. As of April 21, 2017

27

CITI TRENDS

Macellum's Various Peer Groups Are Not Comparable to Our Business (Cont'd)

× Macellum compares us to TJX, Ross Stores and Burlington	✓ We believe our current proxy peers are a more relevant benchmark

- Substantially larger than us: on average, **~10,000% larger than our mkt cap**, ~2,400% larger than our sales, ~825% larger than our store square footage[1]
- **More diversified** business model in terms of:
  - Product categories sold
  - Customer segments targeted by multiple store chains
  - Access to a broader, more diverse array of brands
- **Much broader geographic coverage**, both in the U.S. and globally (e.g. over 25% of TJX stores are ex-U.S.)

- Small-cap specialty retail companies, much closer to Citi Trends in terms of:
  - Size (e.g. mkt cap, sales)
  - Breadth (e.g. geographies, target markets, product lines)
  - Business model and store metrics
  - Economies of scope and scale
- Predominantly apparel, accessories and footwear retailers
- Affected similarly by macro changes in the industry and U.S. economy

1. Based on LTM financials as of January 28, 2017

28

CITI TRENDS

Macellum's Various Peer Groups Are Not Comparable to Our Business (Cont'd)

We don't compete for customers with premium/luxury companies like Kate Spade, Lululemon and L Brands (Victoria's Secret / Bath and Body Works), or with non-apparel retailers like Big Lots and Ollie's. Nor are we anywhere near the size of Macellum's third attempt at a "peer group".

× Macellum's Second Revised Peer Group

Company	Market Cap($mm)[1]	LTM Revenue($mm)
American Eagle	$2,560	$3,610
Big Lots	2,225	5,200
Burlington Stores	6,849	5,591
Chico's	1,819	2,476
Gap	10,240	15,516
Kate Spade	2,250	1,381
L Brands	14,207	12,574
Lululemon Athletica	7,275	2,344
Ollie's Bargain Outlet	2,250	890
The Children's Place	1,973	1,785
Ross Stores	25,434	12,867

Citi Trends	**$266**	**$695**
Mean	**$7,007**	**$5,840**
% Higher Than CTRN	**2,536%**	**740%**

✓ We believe our current proxy peers are a more relevant benchmark

Company	Market Cap($mm)[1]	LTM Revenue($mm)
Boot Barn	$284	$616
Christopher & Banks	50	382
Destination Maternity	45	434
Destination XL Grp.	132	450
Five Below	2,618	1,000
Francesca's	583	487
Hibbett Sports	608	973
New York & Co.	115	929
Shoe Carnival	455	1,001
Stage Stores	76	1,443
Stein Mart	118	1,361
The Buckle	918	975
The Cato Corp.	596	957
Tilly's	261	569
Zumiez	454	836

Citi Trends	**$266**	**$695**
Mean	**$488**	**$828**
% Higher Than CTRN	**83%**	**19%**

1. As of April 21, 2017

29

CITITRENDS

 1. Executive Summary 2. We Successfully Transformed Our Strategy in Response to Changes in Our Business 3. Citi Trends Has Delivered Superior Returns Under Our Current Strategic Plan 4. Our Management and Board are Committed to Excellent Corporate Governance 5. Macellum’s Proposals and Nominees Would Not Enhance Stockholder Value 6. The Right Team and Strategy to Continue Delivering Superior Long-term Returns Appendix

 Independent DirectorExpertise Barbara Levy Joined the Board Aug. 2016 Retail industry veteran with extensive retail merchandising off-price apparel experience Laurens M. Goff Joined the Board Nov. 2013 Strategic and transactional expertise in the Consumer & Specialty Retail sector • 40 years’ retail merchandising experience including 14 years in off-price retail apparel • Previously held various senior merchandising positions, including Executive Vice President with Ross Stores, and Senior Vice President and General Merchandise Manager with Macy’s • Served as Senior Strategy Advisor for ideeli, Inc., focusing specifically on building its merchandising team and devising new strategies for its vendors and brands • Co-founder and Managing Partner of Stone-Goff Partners, a private equity firm that focuses on the Consumer sector • Previously with Furman Selz LLC and Hampshire Equity Partners, where he sourced, executed and managed private equity investments in Consumer & Specialty Retail businesses, including Citi Trends prior to its IPO

Our Board Has the Right Mix of Necessary Skills and Experience to Continue Driving Value for All Stockholders

Name	Title	Tenure	Age	Public Company: Board Experience	Public Company: Senior Mgt Experience	Retail / Apparel Experience: Merchandising / Off-Price	Retail / Apparel Experience: Strategic Leadership	Finance / Accounting	CTRN Has Outperformed Peers During Tenure[1]
Edward Anderson	Chairman	16	67	✔	✔	✔	✔		✔
John Lupo	Lead Independent Director	14	70	✔	✔	✔	✔		✔
Brian Carney	Independent Director	10	56	✔	✔		✔	✔	✔
Laurens Goff	Independent Director	4	44	✔			✔		✔
Lawrence Hyatt	Independent Director	11	62	✔	✔		✔	✔	✔
Barbara Levy	Independent Director	1	62	✔	✔	✔	✔		✔
Independent Director Average		**8**	**59**						

Skills and experiences represented on the Citi Trends Board include retail operations (including merchandising / off-price experience) and strategic leadership, as well as finance / accounting.

Public company leadership experience provides unique insights and skills for effective management guidance and oversight

Relevant industry experience is critical to understanding our business and developing the right strategy

Finance expertise is vital to considering impact of strategic initiatives on key aspects of our business like vendor financing etc.

1. CTRN total stockholder return vs. 2017 proxy peers

32

CITI TRENDS

Overwhelming Support for Our Compensation Strategy

Stockholder Meeting	ISS Rec.	GL Rec.	Stockholder Support %
2016	For	For	**99.1%**
2015	For	For	**99.0%**
2014	For	For	**99.1%**

CEO Compensation Structure Aligned with Shareholder Value[1]


CTRN
Base Salary, 34%
Performance- and Equity-based, 66% (3)
Proxy Peer Mean(2)
Base Salary, 50%
Performance- and Equity-based, 50% (3)

1. Based on FY 2014-2016 average CEO compensation
2. 2016 compensation data included for CTRN, BKE, CATO, FRAN, HIBB, SSI, TLYS and ZUMZ; remaining peers are averaged over FY 2014-2015 (2016 data not yet available)
3. Includes bonus, non-equity incentive pay, restricted stock and options

33

CITI TRENDS

 CEO Compensation FY 2014-2016 Avg.(1) CEO and Chairman Compensation FY 2014-2016 Avg.(1) Total Stockholder Returns FY 2014 – 2016 ($ millions)($ millions) Avg. Median FRAN CATO BKE SSI BOOT NWY DXLG DEST CTRN FIVE $2.5 $2.4 $1.9 $1.9 $1.8 $1.6 $4.1 $4.1 $4.0 $4.9 FRAN SSI CATO BKE NWY BOOT DXLG CTRN DEST FIVE $2.7 $2.7 $2.3 $2.2 $2.1 $2.0 $4.9 $4.4 $4.1 $4.1 Avg. Median SCVL CTRN CATO FIVE TLYS FRAN ZUMZ DXLG BKE BOOT (2) (11%) (12%) (39%) (43%) (43%) 6% 4% 3% 3% 3% Avg. Median GMAN $1.6 HIBB $1.9 HIBB (46%) SCVL $1.5 GMAN $1.6 NWY (53%) HIBB TLYS CBK $1.5 $1.2 $0.9 SCVL TLYS ZUMZ $1.5 $1.2 $1.2 SMRT DEST CBK (3) (55%) (76%) (82%) ZUMZ $0.8 CBK $1.0 SSI (83%) SMRT $0.4 SMRT $0.4 GMAN (88%) $-$2.0$4.0$6.0 Peer Average: $2.2mm Peer Median: $1.8mm Source: Proxy Insight, FactSet, public filings $-$2.0$4.0$6.0 Peer Average: $2.4mm Peer Median: $2.1mm (100%) (50%)0%50% Peer Average: (39%) Peer Median: (43%) 1.2016 compensation data included for CTRN, BKE, CATO, FRAN, HIBB, SSI, TLYS and ZUMZ; remaining peers are averaged over FY 2014-2015 (2016 data not yet available) 2.TSR calculation based on BOOT’s IPO price on 10/30/2014 to 3/31/2017

 1. Executive Summary 2. We Successfully Transformed Our Strategy in Response to Changes in Our Business 3. Citi Trends Has Delivered Superior Returns Under Our Current Strategic Plan 4. Our Management and Board are Committed to Excellent Corporate Governance 5. Macellum’s Proposals and Nominees Would Not Enhance Stockholder Value 6. The Right Team and Strategy to Continue Delivering Superior Long-term Returns Appendix

 Macellum Criticizes…The Reality is… Operating performance Stockholder returns Capital allocation Board composition •Changes in the branded urban apparel market and our business model make it less relevant to compare our business today to ten years ago •Our new strategy has delivered years of profitability, growth and stability •Many other small-cap specialty retailer peers have languished or failed •Our TSR has well outperformed our peers on a 1-, 3-and 5-year basis •Macellum has cherry picked various peer sets of much larger companies with very different store metrics, business models and scope of products and markets •$15 million buyback and regular dividend announced in 2015 •This year announced an additional $25 million buyback and increased dividend, as well as a capital allocation plan for the future •Separate CEO and Chairman •Lead Independent Director, 5 of 6 directors are independent (avg tenure < 8 yrs) •Diverse set of skills and experience in retail apparel, governance and finance Compensation•Compensation closely aligned with our strategy and long-term stockholder value •Consistently have had the support of ISS, Glass Lewis and 99% of stockholders

Nothing Suggests Macellum's Nominees Would Enhance Stockholder Value at Citi Trends

Macellum's Board Nominees

Jonathan Duskin

- **NO** retail operating experience
- **NO** understanding of the off-price or urban fashion market
- **Has repeatedly destroyed** stockholder value as a Director
  - Elected to **Christopher & Banks** board as a result of a proxy contest – stockholders have **lost almost 40%** since Mr. Duskin joined the board
  - Resigned from **Whitehall Jewelers** board weeks prior to the company's declaring **bankruptcy**
  - At least two private retail companies, **KB Toys** and **PIvtz (holding company of Levitz Furniture)** were **liquidated** while Mr. Duskin's fund was owner and he served as director

Liquidated in 2007

Liquidated in 2009

	Joined Board	Exited Board	Market Cap ($mm)[1]	Return	Alpha[2]
Christopher & Banks	Jun-2016	Present	82.3	(38.7%)	(40.0%)
The Wet Seal	Mar-2006	Oct-2012	347.9	(43.2%)	(76.4%)
Whitehall Jewelers	Mar-2006	May-2008	26.5	*Resigned just prior to bankruptcy*	

Paul Metcalf

- **NO** public board experience
- **EXTREMELY LIMITED** public company senior management experience (**less than 18 months**)
- **NO** experience focused on the urban fashion market
- **NO** strategic view articulated for how to create stockholder value at Citi Trends

Source: FactSet as of March 27, 2017; Company filings.
1. As of date joined Board.
2. Return on stock (including reinvested dividends) against the S&P 600 Retail index.

37

CITI TRENDS

20.0% Christopher & BanksS&P 600 Retailing 49.1% lost in one year 10.0% 1 0.0% (10.0%) (20.0%) (30.0%) (40.0%) (50.0%) 3/10/2016: CBK settled with Macellum and agreed to nominate four new directors including Mr. Duskin 2 8/30/2016: CBK Q2 2016 Earnings Announcement – missed both revenue and EPS projections 1/17/2017: CBK announced the departure of its President & CEO 3LuAnn Via 3/15/2017: CBK Q4 2016 Earnings Announcement – missed both revenue and EPS projections 4 (60.0%) Mar-16Apr-16May-16Jun-16Jul-16Aug-16Sep-16Oct-16Nov-16Dec-16Jan-17Feb-17Mar-17 Source: FactSet as of March 27, 2017; Company filings.

 1. Executive Summary 2. We Successfully Transformed Our Strategy in Response to Changes in Our Business 3. Citi Trends Has Delivered Superior Returns Under Our Current Strategic Plan 4. Our Management and Board are Committed to Excellent Corporate Governance 5. Macellum’s Proposals and Nominees Would Not Enhance Stockholder Value 6. The Right Team and Strategy to Continue Delivering Superior Long-term Returns Appendix

 •Citi Trends has long been committed to ongoing, constructive dialogue with its stockholders •When we were first approached by Macellum this February, we took this same open, collaborative approach. Macellum demanded the Board add two new directors, including its own CEO •Over the past two months we made five settlement offers: –We proposed promptly adding two additional independent, well-qualified directors not affiliated with Macellum, but who were mutually-agreeable to both Macellum and the Board –Even after Macellum filed its preliminary contested proxy, we again proposed a settlement in which we would promptly appoint two new directors from a list provided by Macellum (but not otherwise affiliated with Macellum), so long as they satisfied the Company’s corporate governance guidelines •Macellum has rejected every overture we have made, insisting that its CEO be appointed to the board at any cost

 Citi Trends’ SlateMacellum’s Slate Edward Anderson Lawrence Hyatt Barbara Levy Jonathan Duskin Paul Metcalf Strategic Vision for CTRN  Proven strategic plan with a track record of driving growth and superior stockholder returns  No value creation proposition has been articulated that’s additive to steps we already have well underway Public Company Board or Management Experience  Mr. Anderson and Mr. Hyatt have decades of public company board and senior management experience, including in retail  Stockholders have lost millions while Duskin served as director; Mr. Metcalf has no public board history, little executive management experience Off-Price Retail Experience  Ms. Levy has 14 years of experience in this space; Mr. Anderson has decades of experience, with a focus on urban fashions  Mr. Duskin has no retail operating experience; Mr. Metcalf has no experience focused specifically on urban fashions Alignment with Stockholder Interests Company management and Board hold a combined 4.2% stake in Citi Trends Macellum holds a 3.9% stake in Citi Trends

 Citi Trends began a strategic pivot in 2012 which, under Ed Anderson’s leadership, has dramatically improved our performance over the last five years •Significant changes in the retail environment and the branded urban apparel market forced significant strategic adaptation on our part •Amid a difficult environment for small-cap specialty apparel retailers, Citi Trends has delivered superior 3-and 5-year total stockholder return as compared to our peers and our sector benchmark •In the process, we developed a strong, deep management team, as evidenced by the recent promotion of Bruce Smith to acting CEO •Macellum’s nominees offer no relevant experience, skills or perspectives that are not already well-represented in the boardroom •The current Citi Trends Board is strongly determined to drive increased stockholder value We ask you to vote your shares in support of ALL THREE of your Board’s nominees on the BLUE proxy card

 1. Executive Summary 2. We Successfully Transformed Our Strategy in Response to Changes in Our Business 3. Citi Trends Has Delivered Superior Returns Under Our Current Strategic Plan 4. Our Management and Board are Committed to Excellent Corporate Governance 5. Macellum’s Proposals and Nominees Would Not Enhance Stockholder Value 6. The Right Team and Strategy to Continue Delivering Superior Long-term Returns Appendix

 ($000s)20122013201420152016

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Important Additional Information

Citi Trends, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Citi Trends stockholders in connection with the matters to be considered at Citi Trends’ 2017 Annual Meeting to be held on May 24, 2017. On April 3, 2017, Citi Trends filed a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Citi Trends stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING BLUE PROXY CARD WITH RESPECT TO THE 2017 ANNUAL MEETING, AND OTHER DOCUMENTS FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY AS THEY CONTAIN IMPORTANT INFORMATION. Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement and other materials to be filed with the SEC in connection with Citi Trends’ 2017 Annual Meeting. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Citi Trends with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Investor Relations section of our corporate website at www.cititrends.com.